UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  January 25, 2013

GLOBAL PARTNERS LP

(Exact name of registrant as specified in its charter)

Delaware	001-32593	74-3140887
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 9161

800 South Street

Waltham, Massachusetts 02454-9161

(Address of Principal Executive Offices)

(781) 894-8800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01              Entry into a Material Definitive Agreement

The description of the amendment to the Credit Agreement under Item 2.03 below is incorporated in this Item 1.01.

Item 2.03                                           Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On January 25, 2013, Global Operating LLC, a Delaware limited liability company (“OLLC”), Global Companies LLC, a Delaware limited liability company (“Global”), Global Montello Group Corp. , a Delaware corporation (“Montello”), Glen Hes Corp., a Delaware corporation (“Glen Hes”), Chelsea Sandwich LLC, a Delaware limited liability company (“Chelsea LLC”), GLP Finance Corp., a Delaware corporation (“Finance”), Global Energy Marketing LLC, a Delaware limited liability company (“GEM”), Global Energy Marketing II LLC, a Delaware limited liability company (“GEM II”)  and Alliance Energy LLC, a Massachusetts limited liability company (“Alliance”, and, collectively with OLLC, Global, Montello, Glen Hes, Chelsea LLC, Finance, GEM and GEM II, the “Borrowers”), Global Partners LP, a Delaware limited partnership (the “MLP”), Global GP LLC, a Delaware limited liability company (the “GP” and, together with the MLP, the “Original Guarantors”), the Lenders (as defined in the Credit Agreement) and Bank of America, N.A. as Administrative Agent, Swing Line Lender and L/C Issuer, entered into a Ninth Amendment to Amended and Restated Credit Agreement (the “Ninth Amendment”), which amended the Amended and Restated Credit Agreement dated May 14, 2010 (as amended, the “Credit Agreement”). The effective date of the Ninth Amendment shall occur upon the closing of the Basin Acquisition (defined below) and/or the Target Acquisition (defined below), provided that such closing(s) occur on or before February 28, 2013, and further provided that the other closing conditions set forth in the Ninth Amendment are satisfied

The Ninth Amendment provides for a term loan in the amount of up to $115.0 million (the “Term Loan”) in connection with, and provides for certain other modifications relating to, (i) the consummation of the MLP’s pending acquisition of a 60% membership interest in Basin Transload LLC (the “Basin Acquisition”), and/or (ii) another proposed acquisition for a cash purchase price of approximately $98.0 million (the “Proposed Target Acquisition”). In the event that the effective date of the Ninth Amendment has not occurred by February 28, 2013, then any commitment of any lender to provide a portion of the Term Loan shall automatically terminate and no Term Loan shall be made.

Pursuant to the Ninth Amendment, the interest rate on amounts outstanding under the Term Loan will be either the Eurodollar rate or the cost of funds rate, in each case plus 3.50%, or the base rate plus 2.50%.  Any proceeds from the issuance of equity or debt by any of the Borrowers or Original Guarantors will be used to repay amounts outstanding under the Term Loan.  The maturity date of the term loan, which is expected to be January 31, 2014, will occur 364 days after the effective date of the Ninth Amendment.

Pursuant to the Ninth Amendment, until the date on which the Term Loan has been repaid in full, the interest rate on borrowings under the revolving credit facility will be (1) the Eurodollar rate plus 3.50%, (2) the cost of funds rate plus 3.50% or (3) the base rate plus 2.50%. In addition, for such time, the commitment fee on the unused portion of the revolving credit facility under the Credit Agreement is 0.50% per annum.

The Ninth Amendment also amends certain terms, provisions and covenants to take into account the Basin Acquisition and the Proposed Target Acquisition.  The Ninth Amendment (1) increases the permitted Combined Senior Secured Leverage Ratio (as defined in the Credit Agreement) for each quarter in the year ending December 31, 2013 and (2) increases the permitted Combined Total Leverage Ratio (as defined in the Credit Agreement) for the quarters ending March 31, 2013 and June 30, 2013.

All other material terms of the Credit Agreement remain the same as disclosed in the MLP’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2012 and Current Reports on Form 8-K filed on October 18, 2012 and November 20, 2012.  The foregoing description of the Ninth Amendment does not purport to be complete and is qualified in its entirety by reference to the Ninth Amendment, a copy of which is filed hereto as Exhibit 10.1 to this Current Report and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibit

10.1

Ninth Amendment to Amended and Restated Credit Agreement, dated as of January 25, 2013, by and among the Borrowers, the Original Guarantors, the Lenders and Bank of America, N.A. as Administrative Agent, Swing Line Lender and L/C Issuer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GLOBAL PARTNERS LP

	By:	Global GP LLC,
its general partner

Dated: January 29, 2013		By:	/s/ Edward J. Faneuil
Executive Vice President,
General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
10.1

Ninth Amendment to Amended and Restated Credit Agreement, dated as of January 25, 2013, by and among the Borrowers, the Original Guarantors, the Lenders and Bank of America, N.A. as Administrative Agent, Swing Line Lender and L/C Issuer